UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 14, 2011

NUGEN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52865	26-1946130
(Commission File Number)	(IRS Employer Identification No.)

44645 Guilford Drive, Suite 201, Ashburn, Virginia 20147
 (Address of Principal Executive Offices, Zip Code)

(703) 858-0036
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 08, 2011, Nugen Holdings, Inc. through its subsidiary Nugen Mobility, Inc. (the “Company”) entered into a non-exclusive Investment Banking Agreement (the “Agreement”) with John Carris Investments, LLC. (“JCI”).  This agreement was fully executed on November 14, 2011.  Under this Agreement, the Company engaged JCI to provide general business advice and assistance and to use its best efforts with respect to raising capital by equity or debt raise, including any offer or private sale of the Company's capital stock (whether outstanding or newly issued shares), convertible securities, options, warrants, or other rights to acquire the Company's capital stock, or assets.

As compensation, the Company agrees to pay a fee of 10.0% of total consideration received by the Company’s debt or equity raise.  All amounts are due at transaction closing.   The Company shall also pay to the Agent a fee of 5% of the cash proceeds received (directly or indirectly) from the exercise of any Investor warrants issued in the Transaction by the holders of those Warrants.

In addition to the cash fee specified above, JCI, within thirty (30) days after the closing of the Equity Raise or Debt Raise, shall also be entitled to receive from the Company, two-year warrants (the "Placement Agent Warrants") to purchase the number of shares of the Company's common stock that is equivalent to 10.0% of the number of shares of the Company's (or such relevant entity) common stock (or its equivalents) issued by the Company in the Transaction. The Placement Agent Warrants shall have an exercise price equal to the per share equivalent paid by the investors in the Transaction and under the same terms and conditions as the Transaction.  The Placement Agent Warrants shall contain a cashless exercise provision, ratcheting provisions with respect to price per share during the warrant term and a piggyback registration rights provision for the life of such securities.

In addition to the fees described above,  the Company agrees to reimburse JCI for all reasonable, out-of-pocket expenses incurred by JCI provided that all out-of pocket expenses in excess of $10,000 in the aggregate must be pre-approved by the Company.

The term of this engagement commences on November 8, 2011 and terminates the earlier of 6 months from the date hereof or the final closing of a Transaction, unless sooner terminated or extended.

The discussion in this Current Report is only a summary and is qualified in its entirety by reference to the form of Agreement, which is attached to this Current Report as Exhibit 1.1, and is incorporated, by reference in this Item.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

1.1	Investment Banking Agreement, dated November 8, 2011, between Nugen Holdings, Inc. and John Carris Investments, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2011
Nugen Holdings, Inc.

By:	/s/ Marshall G. Webb
Marshall G. Webb
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

1.1	Investment Banking Agreement, dated November 14, 2011, between Nugen Holdings, Inc. and John Carris Investments, LLC.